Exhibit 99.1
FOR IMMEDIATE RELEASE
For more information contact:

Investor Relations	Media Relations
Gene Skayne	Kevin Flanagan
508.323.1080	508.323.1101
gene_skayne@3com.com	kevin_flanagan@3com.com
3Com Reports Fourth-Quarter and Full-Year Results for Fiscal 2009
MARLBOROUGH, MASS.—July 9, 2009—3Com Corporation (Nasdaq: COMS) today reported financial results for its fiscal 2009 fourth quarter and full fiscal year 2009, which ended May 29, 2009. Revenue in the quarter was $295.1 million, compared to revenue of $321.3 million in the corresponding period in fiscal 2008, an 8.2 percent decrease.
     Net income in the quarter was $20.2 million, or $0.05 per diluted share, compared with a net loss of $166.7 million, or $(0.41) per share, in the fourth quarter of fiscal year 2008. Fiscal year 2008 fourth-quarter results included a $158.0 million goodwill impairment charge. On a non-GAAP basis, net income for the fourth quarter of fiscal year 2009 was $37.2 million, or $0.10 per diluted share, compared with net income of $35.6 million, or $0.09 per diluted share, for the fourth quarter of fiscal year 2008.
     Revenue for the full fiscal year 2009 was $1,317.0 million, compared with $1,294.9 million in the prior year, a 1.7 percent increase. Fiscal year 2009 net income, on a GAAP basis, was $114.7 million, or $0.29 per diluted share, compared with a net loss of $228.8 million, or $(0.57) per share, for the prior fiscal year. On a non-GAAP basis, net income for fiscal year 2009 was $176.7 million, or $0.45 per diluted share, compared with net income of $94.9 million, or $0.23 per diluted share, for fiscal year 2008.
     3Com generated $84.1 million in cash from operations in the fourth quarter and $280.5 million for the year. 3Com’s cash and short-term investment balance at May 29, 2009 was $644.2 million.
     “I am very pleased with 3Com’s performance in the fourth quarter as well as the full fiscal year 2009,” said Bob Mao, 3Com’s chief executive officer. “We had a very good year, delivering on all three of our key goals: revenue growth, operating margin improvement and positive cash generation from operations. We have a clear, articulated strategy that we are successfully implementing.”
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3Com Reports Fourth-Quarter and Full-Year Results for Fiscal 2009, p. 2
     Management will host a conference call and Webcast at 8:30 a.m. EDT, Thursday, July 9, 2009, to discuss the company’s financial results and business outlook. To participate on the call, U.S. and international parties may dial (913) 312-1476. Alternatively, interested parties may listen to the live broadcast of the call over the Internet at 3Com’s Investor Relations Web site (www.3com.com/investor) in the Earnings Webcast section.
     For those unable to participate on the live call, a replay will be available starting at 12:30 p.m. EDT on July 9, 2009, by dialing (719) 457-0820 or (888) 203-1112, Confirmation Code: 4556311. A replay will also be available over the Internet at 3Com’s Investor Relations Web site (www.3com.com/investor) in the Earnings Webcast section. The replay will be available for approximately three weeks after posting.
     Additional financial information is available on the Investor Relations section of our Web site.
Safe Harbor
This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business objectives and goals. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to grow profitably, expand outside of China, maintain and expand in China, improve expense controls while making investments to grow and other risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s quarterly report filed with the SEC on Form 10-Q for the quarter ended February 27, 2009.
3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein.
The non-GAAP measures used by the Company exclude restructuring, amortization, stock-based compensation expense and, if applicable in the relevant period, unusual items, such as those items detailed in the tables attached to this press release. The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth later in this press release, in the Current Report on Form 8-K furnished to the SEC on the date hereof and/or in the investor relations section of our Web site, www.3com.com.
References to the financial information included in this news release reflect rounded numbers and should be considered approximate values.
About 3Com Corporation
3Com Corporation is a $1.3 billion global enterprise networking solutions provider that sets a new price/performance standard for customers. 3Com has three global brands—H3C, 3Com, and TippingPoint—that offer high-performance networking and security solutions to enterprises large and small. The H3C enterprise networking portfolio—a market leader in China—includes products that span from the data center to the edge of the network, while TippingPoint network-based intrusion prevention systems and network access control solutions deliver in-depth, no-compromise application, infrastructure and performance protection.
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Copyright© 2009 3Com Corporation. 3Com, the 3Com logo, H3C and TippingPoint are registered trademarks of 3Com Corporation or its wholly owned subsidiaries in various countries around the world. All other company and product names may be trademarks of their respective holders.

3Com Reports Fourth-Quarter and Full-Year Results for Fiscal 2009, p. 3
3Com Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
TABLE A

	Three Months Ended		Twelve Months Ended
	May 29,	May 30,	May 29,	May 30,
	2009	2008	2009	2008
Sales	$295,059	$321,254	$1,316,978	$1,294,879
Cost of sales	118,843	147,529	565,514	640,424

Gross profit	176,216	173,725	751,464	654,455

Operating expenses (income):
Sales and marketing	79,258	78,402	338,401	316,019
Research and development	42,649	51,614	179,979	206,653
General and administrative	25,101	50,310	113,900	129,116
Amortization of intangibles	21,683	25,626	95,013	103,670
Patent dispute resolution and patent sale	(15,200)	—	(85,200)	—
Goodwill impairment	—	157,977	—	157,977
Restructuring charges	1,318	193	8,679	4,501

Operating expenses, net	154,809	364,122	650,772	917,936

Operating income (loss)	21,407	(190,397)	100,692	(263,481)

Interest expense, net	(432)	(2,675)	(5,563)	(13,087)
Other income, net	6,902	11,479	52,200	44,824

Income (loss) from operations before income taxes	27,877	(181,593)	147,329	(231,744)

Income tax (provision) benefit	(7,726)	14,870	(32,604)	2,903

Net income (loss)	$20,151	$(166,723)	$114,725	$(228,841)

Basic and diluted income (loss) per share	$0.05	$(0.41)	$0.29	$(0.57)

Shares used in computing basic per share amounts	386,763	401,922	392,092	399,524

Shares used in computing diluted per share amounts	391,135	401,922	394,207	399,524

3Com Reports Fourth-Quarter and Full-Year Results for Fiscal 2009, p. 4
3Com Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
TABLE B

	May 29,	May 30,
	2009	2008
ASSETS

Current assets:
Cash and equivalents	$545,818	$503,644
Short term investments	98,357	—
Notes receivable	40,590	65,116
Accounts receivable, net	112,771	116,281
Inventories, net	90,395	90,831
Other current assets	56,982	34,033

Total current assets	944,913	809,905

Property & equipment, net	40,012	54,314
Goodwill	609,297	609,297
Intangibles, net	198,624	278,385
Deposits and other assets	22,511	23,229

Total assets	$1,815,357	$1,775,130

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$68,350	$90,280
Current portion of long-term debt	48,000	48,000
Accrued liabilities and other	394,103	366,181

Total current liabilities	510,453	504,461

Deferred taxes and long-term obligations	40,729	22,367
Long-term debt	152,000	253,000
Stockholders’ equity	1,112,175	995,302

Total liabilities and stockholders’ equity	$1,815,357	$1,775,130

3Com Reports Fourth-Quarter and Full-Year Results for Fiscal 2009, p. 5
3Com Corporation
Reconciliation of Non-GAAP Measures
(in thousands, except margin and per-share data)
(unaudited)
TABLE C

	Three Months Ended		Twelve Months Ended
	May 29,	May 30,	May 29,	May 30,
	2009	2008	2009	2008
GAAP net income (loss)	$20,151	$(166,723)	$114,725	$(228,841)
Restructuring	1,318	193	8,679	4,501
Amortization of intangibles	21,683	25,626	95,013	103,670
Impacts to cost of sales from purchase accounting adjustments to inventory [a]	—	—	—	11,176
Patent dispute resolution and patent sale [b]	(15,200)	—	(85,200)	—
VAT recovery dispute [c]	—	6,069	—	6,069
IPO fees write-off [d]	—	4,864	—	4,864
Goodwill impairment [e]	—	157,977	—	157,977
TippingPoint special admin costs [f]	—	—	800	—
Stock-based compensation expense [g]	11,893	9,793	29,636	25,206
Acquiree expensed acquisition costs [h]	—	43	—	10,631
Legal contingency accruals [i]	—	—	2,400	—
Patent litigation success fee (j)	—	9,000	—	9,000
Impairment of property and equipment [k]	—	—	1,150	—
Hemel land settlement [l]	(2,600)	—	(2,600)	—
Gain on sales of assets [m]	—	—	—	(6,155)
Loss on insurance settlement [n]	—	—	—	2,066
Tax reserve release [o]	—	(11,284)	—	(11,284)
Charge related to change in tax rates [p]	—	—	12,083	6,056

Non-GAAP net income	$37,245	$35,558	$176,686	$94,936

GAAP net income (loss) per share	$0.05	$(0.41)	$0.29	$(0.57)
Restructuring	0.00	0.00	0.02	0.01
Amortization of intangibles	0.06	0.06	0.25	0.26
Impacts to cost of sales from purchase accounting adjustments to inventory [a]	—	—	—	0.03
Patent dispute resolution and patent sale [b]	(0.04)	—	(0.22)	—
VAT recovery dispute [c]	—	0.02	—	0.02
IPO fees write-off [d]	—	0.01	—	0.01
Goodwill impairment [e]	—	0.39	—	0.39
TippingPoint special admin costs [f]	—	—	0.00	—
Stock-based compensation expense [g]	0.04	0.03	0.08	0.06
Acquiree expensed acquisition costs [h]	—	0.00	—	0.03
Legal contingency accruals [i]	—	—	0.01	—
Patent litigation success fee (j)	—	0.02	—	0.02
Impairment of property and equipment [k]	—	—	0.00	—
Hemel land settlement [l]	(0.01)	—	(0.01)	—
Gain on sales of assets [m]	—	—	—	(0.02)
Loss on insurance settlement [n]	—	—	—	0.01
Tax reserve release [o]	—	(0.03)	—	(0.03)
Charge related to change in tax rates [p]	—	—	0.03	0.01

Non-GAAP net income per share, diluted	$0.10	$0.09	$0.45	$0.23

Shares used in computing diluted per share amounts	391,135	406,139	394,207	404,193

[a]	Results from our 49% H3C acquisition transaction.

[b]	Resolution of Realtek patent dispute and net proceeds of patent sale.

[c]	Disputed VAT recovery receivable no longer deemed collectible.

[d]	Write-off capitalized costs of proposed IPO.

[e]	Goodwill impairment related to loss in value of a reporting unit.

[f]	Costs incurred in the second quarter to facilitate operation of TippingPoint as a more autonomous business.

[g]	Stock-based compensation expense is included in the following cost and expense categories by period:

	Three Months Ended		Twelve Months Ended
	May 29,	May 30,	May 29,	May 30,
	2009	2008	2009	2008
Cost of sales	1,112	731	3,028	2,134
Sales and marketing	3,645	1,830	8,615	5,976
Research and development	1,394	1,199	3,939	3,993
General and administrative	5,742	6,033	14,498	13,103
Note: $444 thousand of stock-based compensation in the twelve months have been recorded to restructuring expense

[h]	These expenses relate to the proposed acquisition of the Company in September 2007, which was terminated in April 2008.

[i]	Accruals for contingencies relating to ongoing patent litigation.

[j]	The charge relates to the success fee related to the Realtek settlement.

[k]	Impairment charge related to the Company’s land in Hemel. UK.

[l]	Proceeds from Hemel land settlement from reimbursement of operating costs

[m]	The gain relates to a patent sale in fiscal 2008.

[n]	This loss relates to the recording of costs associated with our closed Hemel facility in fiscal 2008.

[o]	This gain relates to the release of tax reserves due to settlements with foreign tax authorities.

[p]	These expenses result from a change in the statutory rate used to compute the income tax provision in the PRC.